Exhibit 23(a)

INDEPENDENT AUDITORS’ CONSENT

As independent public accountants, we hereby consent to the incorporation of our report, dated February 27, 2002 except for Note 7, as to which date is March 29,2002, included in this Form 10-K, into MFIC Corporation's previously filed Registration Statements (File Numbers: 33-6300, 33-19372, 33-38928, 33-38925, 33-86726, 333-14607, and 333-29949).

Brown & Brown LLP

Boston, Massachusetts

March 29, 2002